PRICING SUPPLEMENT NO. 78                                         Rule 424(b)(3)
DATED: October 25, 2000                                       File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $100,000,000    Floating Rate Notes [x] Book Entry Notes [x]

Original Issue Date: 10/30/2000   Fixed Rate Notes [ ]    Certificated Notes [ ]

Maturity Date: 10/30/2001         CUSIP#: 073928SC8

Option to Extend Maturity:        No    [x]
                                  Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s): *

[ ]   Treasury Rate                      Interest Reset Period: Monthly

[ ]   LIBOR Reuters                      Interest Payment Date(s): **

[*]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: 6.61%             Interest Payment Period: Monthly

Index Maturity: One Month

Spread (plus or minus): -0.01%


*    On the 30th of each month and at Maturity.

**   On the 30th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.